SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 20, 1995


SEARS, ROEBUCK AND CO.

(Exact name of registrant as specified in charter)


New York             1-416              36-1750680
(State or Other      (Commission        (IRS Employer
Jurisdiction of      File Number)       Identification No.)
Incorporation)




Sears Tower, Chicago, Illinois 60684
(Address of principal executive offices)  (Zip Code)







Registrant's telephone number, including area code (312) 875-2500

Item 5.   Other Events.

On June 20, 1995, the Board of Directors of the Registrant declared a special dividend to its common shareholders of approximately 0.93 shares of The Allstate Corporation's common stock for each Sears common share held on the record date for the distribution. In this connection, the Registrant issued the press release attached hereto as Exhibit 99 and the letter and booklet to its shareholders filed as exhibits 20(a) and 20(b) to this report, which exhibits are incorporated herein by reference.




Item 7.    Financial Statements, Pro Forma Financial Information and
Exhibits.

           The Exhibit Index on page E-1 is incorporated herein by reference.

SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



SEARS, ROEBUCK AND CO.





Date:  June 20, 1995             By:      /S/  DAVID SHUTE
                                               DAVID SHUTE
                                          Senior Vice President, General
                                         Counsel and Secretary

EXHIBITS




10(a)    Employment Agreement between Sears, Roebuck and Co. and John H.
Costello, dated April 1, 1993.

10(b)    Employment Agreement between Sears, Roebuck and Co. and Robert
L. Mettler, dated February 1, 1993.

10(c)    Letter from Sears, Roebuck and Co. to Russell S. Davis dated
May 18, 1990, relating to employment.

10(d)    Letter from Sears, Roebuck and Co. to Alan J. Lacy dated
December 14, 1994 relating to employment.

10(e)    Letter from Sears, Roebuck and Co. to William G. Pagonis dated
August 25, 1993, relating to employment.

10(f)    Letter from Sears, Roebuck and Co. to Anthony J. Rucci dated
September  21, 1993, relating to employment.

20(a)    Letter distributed to Sears, Roebuck and Co. common
shareholders dated June 20, 1995.

20(b)    Booklet distributed to Sears, Roebuck and Co. common
shareholders containing Questions and Answers and Information Statement Concerning the Distribution of 360,500,000 Shares of The Allstate
Corporation Common Stock (Par Value $.01 per Share) by Sears, Roebuck and Co., dated June 20, 1995.

99.      Sears, Roebuck and Co. press release dated June 20, 1995.















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